UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2015 (May 14, 2015)

American Realty Capital Global Trust II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196549	35-2506937
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2015, American Realty Capital Global Trust II, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Lee M. Elman in connection with the appointment of Mr. Elman as an independent director of the Company on April 17, 2015.

The Indemnification Agreement is substantially similar in form to the indemnification agreement entered into by the Company with its other directors and officers and provides that the Company will indemnify Mr. Elman to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by Mr. Elman that may result or arise in connection with Mr. Elman serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Mr. Elman is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of Mr. Elman’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to Mr. Elman incurred by or on behalf of Mr. Elman in connection with any proceeding Mr. Elman is or is threatened to be made a party to.

The Indemnification Agreement provides that Mr. Elman is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of Mr. Elman was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Mr. Elman actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Mr. Elman had reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement further limits Mr. Elman’s entitlement to indemnification in cases where (a) Mr. Elman’s gross negligence or willful misconduct caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and Mr. Elman was adjudged to be liable to the Company, (d) Mr. Elman was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to Mr. Elman or (e) the proceeding was brought by Mr. Elman, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by Mr. Elman, the Company has the right to defend Mr. Elman in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants Mr. Elman the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of Mr. Elman in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering Mr. Elman or any claim made against Mr. Elman by reason of his service to the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission on May 15, 2015, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

Date: May 19, 2015	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer